EXHIBIT 99.2
VIRTGAME CORP.
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2005 and DECEMBER 31, 2004

ASSETS
	June 30,	December 31,
	2005	2004
	(Unaudited)
Current assets:
Cash and cash equivalents	$88,488	$76,064
Accounts receivable, net of allowances	148,776	162,400
Prepaid expenses and other current assets	10,264	33,176

Total current assets	247,528	271,640

Noncurrent assets:
Deposits	5,924	7,274
Property and equipment, net	184,337	190,953
Capitalized software, net	1,161,201	1,200,430

Total noncurrent assets	1,351,462	1,398,657

Total assets	$1,598,990	$1,670,297

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$139,016	$177,254
Accrued expenses	851,934	317,198
Notes payable	1,896,831	250,000

Total current liabilities	2,887,781	744,452

Shareholders’ (deficit) equity:
Preferred stock, $.0001 par value, 10,000,000 shares authorized,
Series A, 1,942.5 and 1,992.5 shares issued and outstanding in 2005 and 2004, respectively;	1	1
Series B, 1,705 shares issued and outstanding	—	—
Common stock, $.00001 par value; 100,000,000 shares authorized; 36,220,672 and 34,088,145 shares issued and outstanding in 2005 and 2004, respectively; 737,879 and 700,739 issuable in 2005 and 2004, respectively	370	348
Additional paid-in capital	27,352,240	27,126,513
Deferred compensation	(44,190)	(44,190)
Receivable from exercise of options	(99,900)	(140,250)
Accumulated deficit	(28,497,312)	(26,016,577)

Total shareholders’ (deficit) equity	(1,288,791)	925,845

Total liabilities and shareholders’ (deficit) equity	$1,598,990	$1,670,297

VIRTGAME CORP.
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004
(Unaudited)

	Six months ended June 30,		Three months ended June 30,
	2005	2004	2005	2004
Revenue:	$247,456	$245,525	$173,955	$226,575
Cost of goods sold	154,752	48,890	97,758	42,300

Gross profit	92,704	196,545	76,197	184,275
Operating expenses (income):
Salaries and payroll expenses	1,026,332	199,177	742,413	99,791
Research and development	250,314	284,107	122,749	138,209
Variable award stock-based compensation	(92,250)	(141,450)	—	(55,350)
Other operating expenses	1,295,400	397,798	511,319	286,007

Total expenses from operations	2,479,796	739,632	1,376,481	468,657

Loss from operations before financial expense and income taxes	(2,387,092)	(543,087)	(1,300,284)	(284,382)
Financial income (expense):
Interest income	41	10,242	6	6,152
Other income	111	—	—	—
Interest expense	(39,977)	—	(25,635)	—

Total financial expense	(39,825)	10,242	(25,629)	6,152

Loss from operations before income taxes	(2,426,917)	(553,329)	(1,325,913)	(278,230)
Tax expense	(2,668)	(7,755)	(2,668)	(2,938)

Net loss	$(2,429,585)	$(561,084)	$(1,328,581)	$(281,168)

Basic and diluted net loss per share	$(0.07)	$(0.02)	$(0.04)	$(0.01)

Shares used to compute basic loss per share	35,916,705	33,377,715	36,787,147	33,433,910

VIRTGAME CORP.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(Unaudited)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(2,429,585)	$(590,903)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	199,464	224,306
Issuance of common stock options and warrants for consulting fees and compensation and adjustment to variable options	147,750	(129,325)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	13,624	(44,817)
Inventory	—	(96,207)
Prepaid expenses and other current assets	22,913	(18,127)
Deposits	1,350	2,085
Increase in:
Accounts payable and accrued expenses	445,348	(38,696)

Net cash flows used in operating activities	(1,599,136)	(691,684)

Cash flows from investing activities:
Purchase of property and equipment	(16,877)	(39,416)
Capitalization of software development cost	(136,744)	(547,136)

Net cash flows used in investing activities	(153,621)	(586,552)

Cash flows from financing activities:
Current Note Payable	1,646,831	—
Receipt of subscription receivable	40,350	—
Proceeds from exercise of options and warrants	78,000	—

Net cash flows provided by financing activities	1,765,181	—

Net decrease in cash and cash equivalents	12,424	(1,278,236)
Cash and cash equivalents at beginning of period	76,064	2,629,219

Cash and cash equivalents at end of period	$88,488	$1,350,983

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$—

Taxes	$—	$7,755

Supplemental disclosure of noncash investing and financing activities:
Declared dividends on Preferred Series B shares	$51,150	$51,150

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Basis of Presentation
     These consolidated financial statements of VirtGame Corp. (the “Company”) do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the financial statements and notes thereto included in the Company’s Form 10-KSB for 2004. In the opinion of management, the financial information set forth in the accompanying consolidated financial statements reflects all adjustments necessary for a fair statement of the periods reported, and all such adjustments were of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.
Equity Transactions
     During 2004 two option holders exercised a total of 800,000 common stock options at $0.11, in consideration of their delivery of promissory notes. At the time of exercise, one of the option holders had an outstanding payable to the Company in the amount of $66,000. The promissory notes delivered to the Company in connection with the option exercises were in the aggregate original principal amount of $154,000, consisting of the exercise price of $88,000 and the conversion of the outstanding payable in the amount of $66,000 into note form. The $154,000 of notes receivable as of September 30, 2004 and the $66,000 receivable as of December 31, 2003, less amounts received to date are included in the shareholders’(deficit) equity section of the balance sheet. The remaining balances of the original $154,000 in notes receivable were paid in full on July 20, 2005 (See “Subsequent Events” below).
     During 2004, the Company received $2,625 from an option holder who exercised 10,500 common stock options at $0.25 per share. Also, during 2004, the Company received $5,000 from an option holder who exercised 20,000 common stock options at $0.25 per share. During 2004 the Company converted 68,800 warrants originally issued in prior years into 35,597 shares of the Company’s common stock. The number of shares issued was the difference between the exercise price per warrant and the market value of the shares on the date the transaction was requested. The warrant holders were not required to make any payments through this exchange.
     During the quarter ending March 31, 2005, the Company received $50,500 from two option holders who exercised 202,000 common stock options at $0.25 per share. Also during the quarter ending March 31, 2005, the Company received $27,500 from two warrant holders who exercised 110,000 warrants at $0.25 per share. Also during the quarter ended March 31, 2005, the Company converted 70,000 warrants originally issued in prior years into 31,623 shares of the Company’s common stock. The number of shares issued was the difference between the exercise price per warrant and the market value of the shares on the date the transaction was requested. The warrant holders were not required to make any payments through this exchange. Also during the quarter ended March 31, 2005, the Company converted 2,215,000 options originally issued in prior years into 600,569 shares of the Company’s common stock. The number of shares issued was the difference between the exercise price per option and the market value of the shares on the date the transaction was requested. The option holder was not required to make any payment through this exchange.
     During the quarter ended June 30, 2005, the Company converted 175,000 options originally issued in prior years into 56,757 shares of the Company’s common stock. The number of shares issued was the difference between the exercise price per option and the market value of the shares on the date the transaction was requested. The option holder was not required to make any payment through this exchange. Also, during the six months ended June 30, 2005, a Series A shareholder converted 50 shares into 131,578 shares of the Company’s common stock. At June 30, 2005, of the 120 units of Series A preferred shares, holders of 42.3 units had converted 1,057.5 shares of Series A preferred shares to 2,782,877 shares of our common stock.
     During the quarter ended June 30, 2005, the Company issued 1,000,000 shares of restricted stock for a licensing agreement with a third party whereby it would be granted exclusive licenses to certain proprietary information and as a finder fee to an unrelated party in conjunction with this license agreement.
Use of estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
SIGNIFICANT ACCOUNTING POLICIES
Revenue recognition
     The Company generates revenue as an application software provider for the gaming industry.
Software license fee revenue and related accounting pronouncements
     The Company recognizes software license fee revenue in accordance with the provisions of Statement of Position (SOP) 97-2, “Software Revenue Recognition,” as amended by SOP 98-9, “Software Revenue Recognition, With Respect to Certain Transactions.” Software license fees represent revenues related to licenses for software delivered to customers for in-house applications. Revenues from single-element software license agreements are recognized upon shipment of the software. Revenues from software arrangements involving multiple elements are allocated to the individual elements based on their relative fair values. If services are considered essential to the functionality of the software products, both the software product revenue and service revenue are recognized using the percentage of completion method in accordance with the provisions of SOP 81-1, “Accounting for Performance of Construction Type and Certain Production Type Contracts. Contract revenues are recognized based on labor hours incurred to date compared to total estimated labor hours for the contract. Contract costs include all direct labor, direct material and indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Hosting fees represent revenues from post-contract customer support services where the Company’s software is resident on a company server and are recognized ratably over the hosting period. Event fees are recognized as the events take place.
     In December 2003, the SEC staff issued Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition,” which summarized the SEC staff’s views regarding the recognition and reporting of revenues in certain transactions. The implementation of SAB No. 104 does not require the Company to change the method by which it recognizes revenues. Revenues are recognized principally as services are provided to customers. Amounts billed in advance are recorded as current or long-term deferred revenue on the balance sheet, with current deferred revenue reflecting services expected to be provided within the next twelve months.
Capitalized Software
     Effective January 1, 1999 the Company adopted Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Among other provisions, SOP 98-1 requires that entities capitalize certain internal-use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized. In addition, certain computer software costs are capitalized in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed,” and are reported at the lower of unamortized cost or net realizable value. Capitalized software is amortized over five years and the amortization expense for the three months ended June 30, 2005 and 2004 was $90,246 and $114,302 respectively. Research and development costs expensed for the three months ended June 30, 2005 and 2004 were $122,749 and $138,209 respectively.
Loss per common share
     Basic loss per common share has been computed on the basis of the weighted-average number of common shares outstanding. The common shares issuable upon exercise of employee stock options and stock warrants have not been included in the computation of loss per common share because their inclusion would have an anti-dilutive effect.
     The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the period ending June 30, 2005 and 2004 using the minimum value method as prescribed by Statement of Financial Accounting Standards No. 123 (SFAS 123), as amended by SFAS No. 148. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates of 4.03%, expected volatility of 79.8%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the vesting period of options granted.
     If the Company had accounted for these options in accordance with SFAS 123, the total value of options granted during the periods ending June 30, 2005 and 2004 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company’s consolidated net loss would have been as follows:

Six Months Ended June 30,		2005	2004
Net loss:
	As reported	$(2,429,585)	$(590,903)
Deduct: Stock based compensation included in reported net income net of related tax effects:		(0)	(0)
Deduct: Stock based employee compensation expense determined under fair value method, net of related tax results		$(0)	$(211,339)

	Pro forma	$(2,429,585)	$(802,242)
Loss per Share:
	As reported	$(0.07)	$(0.02)
	Pro forma	$(0.07)	$(0.02)

Recent Accounting Standards
     FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” was issued in January 2003, and a revised interpretation of FIN 46 (FIN 46-R) was issued in December 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 were effective immediately for all arrangements entered into after January 31, 2003, and application of FIN 46 was required through the end of the Company’s first annual period beginning after December 15, 2004. The Company does not believe it has investments in variable interest entities and, as a result, the adoption of FIN 46-R will not impact its financial statements.
     In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets an amendment of APB Opinion No. 29. SFAS No. 153 amends the guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, which is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged, with certain exceptions. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 153 will impact its financial statements.
     In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS No. 154 replaces APB Opinion No. 20, “Accounting Changes” and SFAS No 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirement for the accounting for and reporting of a change in accounting principles. SFAS No. 154 applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of SFAS No. 154 will be effective for accounting changes made in fiscal year beginning after December 15, 2005. We have not completed our evaluation or determined the impact of adopting SFAS No. 154, which may be material to our results of operations in the first quarter of fiscal year 2006 and thereafter.
Subsequent Event
     On July 20, 2005 the Company received payment of $31,195.21 in cash and obtained the release of a $75,000 claim against the Company in satisfaction of the remaining balance in principal and interest owed to the Company pursuant to promissory notes in the original principal amount of $154,000 received by the Company in August 2004 as payment of the exercise price of certain stock options.